Exhibit 99

NEWS RELEASE

Contact:	William J. Small Chairman, President and CEO (419) 782-5104 bsmall@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2010

SECOND QUARTER EARNINGS

•	Net Income of $2.1 million for 2010 second quarter

•	Provision for Loan Losses of $5.4 million reflects continued challenging credit environment

•	Charge of $571,000 on previously recorded MSR assets

•	Other-Than-Temporary Impairment of $71,000 recognized on certain investment securities

•	Net Interest Income increased by $1.4 million or 8.5% over 2009 second quarter

•	Net Interest Margin of 3.89% up from 2009 second quarter

DEFIANCE, OHIO (July 19, 2010) – First Defiance Financial Corp. (NASDAQ: FDEF) today announced that net income for its quarter ended June 30, 2010 totaled $2.1 million, or $0.19 per diluted common share, compared to $2.9 million or $0.29 per diluted common share for the quarter ended June 30, 2009. The 2010 results included $37,000 of acquisition-related charges associated with the company’s May, 2010 purchase of the group benefits business line from Andres O’Neil & Lowe Insurance Agency.

For the six month period ended June 30, 2010, First Defiance earned $3.6 million or $0.31 per diluted common share compared to $6.3 million or $0.65 per diluted common share for the six month period ended June 30, 2009. Excluding the after-tax cost of the $24,000 acquisition-related charges in 2010, First Defiance earned $3.6 million, or $0.32 per diluted common share for the first half of 2010.

“We are encouraged by our overall second quarter results,” said William J. Small, Chairman, President and Chief Executive Officer of First Defiance Financial Corp. “Credit quality once again had a major impact on our second quarter earnings with a higher provision for loan losses, but we are seeing some positive movement toward improving credit quality over the last several quarters. We are also pleased with the improvement in the net interest margin this quarter despite the low interest rate environment. We do foresee a continuation of a difficult economic environment throughout 2010.”

Credit Quality

The second quarter 2010 results include expense for provision for loan losses of $5.4 million, compared with $4.0 million in the same period in 2009 and $6.9 million in the first quarter of 2010.

Non-performing loans totaled $40.7 million at June 30, 2010, a slight increase from $40.4 million at June 30, 2009. The June 30, 2010 balance included $31.8 million of loans that are 90 days past due and or are on non-accrual status and another $8.9 million of loans considered non-performing because of changes in terms granted to borrowers, although the loans are still accruing interest. In addition, First Defiance had $12.7 million of Real Estate Owned at June 30, 2010, up from $8.6 million at June 30, 2009. For the second quarter of 2010, First Defiance recorded net charge-offs of $5.6 million, which represented 1.44% of average loans outstanding (annualized) for the quarter.

“First Federal Bank has a history of excellent asset quality and we are working diligently to get back to levels in line with our long term goals. The higher level of charge-offs this quarter was not unexpected, and was accounted for in our provision for loan losses in the quarter as more loans move through the credit cycle. We continue to closely monitor the portfolio and the economic environment in our markets and are encouraged by our recent credit metric trends,” Small said.

Net Interest Margin

Net interest income increased to $17.6 million for the second quarter of 2010, a $1.4 million or 8.5% increase over the second quarter of 2009. Net interest margin was 3.89% for the 2010 second quarter compared to 3.61% in the second quarter of 2009 and 3.85% in the first quarter of 2010. Yield on interest earning assets declined by 14 basis points, to 5.36% from 5.50% in the 2009 second quarter while the cost of interest-bearing liabilities and non-interest-bearing demand deposits decreased by 44 basis points to 1.51% from 1.95%.

“We are pleased with the improvement in the net interest margin although the challenges to net interest margin are far from over,” said Small. “It’s a low rate environment, which requires that we focus on a disciplined pricing strategy to strengthen net interest margin for the remainder of the year.”

Investment Portfolio

The Other-Than-Temporary Impairment (OTTI) charge recognized by First Defiance in the second quarter of 2010 totaled $71,000 compared with $875,000 in the second quarter of 2009. The 2010 second quarter OTTI charge related to two Trust Preferred Collateralized Debt Obligations (CDOs) with a remaining book value of $1.6 million.

First Defiance also has other Trust Preferred CDO investments with a total book value of $2.2 million and fair value of $1.1 million at June 30, 2010. Two of these investments with a book value of $2.0 million and a fair value of $1.0 million continue to pay principal and interest in accordance with the contractual terms of the securities. The decline in value of those investments is primarily due to the overall lack of liquidity in the CDO market. Management has not deemed the impairment in value of these CDO investments to be Other-Than-Temporary, and, therefore, has not recognized the reduction in value of those investments in earnings. The remaining investment with a book value of $197,000 and a fair value of $91,000 has been written down with OTTI charges in prior periods, but the second quarter of 2010 analysis did not result in additional OTTI for this investment.

Non-Interest Income

Non-interest income for the 2010 second quarter decreased to $5.8 million from $8.4 million in the second quarter of 2009. Most of the decrease was in mortgage banking income, which declined to $1.0 million in the 2010 second quarter from $4.0 million for the same period in 2009. Gains from the sale of mortgage loans declined $1.7 million in the second quarter of 2010 to $1.2 million from $2.9 million in the second quarter of 2009. Mortgage loan servicing revenue increased to $754,000 in the second quarter of 2010 from $695,000 in the 2009 second quarter. The charges for the amortization of servicing rights decreased to $410,000 in the second quarter of 2010 from $1.2 million in the second quarter of 2009.

First Defiance recorded a negative valuation allowance adjustment of $571,000 on mortgage servicing rights (MSR) valuation adjustment in the second quarter of 2010 compared with a positive adjustment of $1.5 million in the second quarter of 2009. The MSR valuation adjustment is a reflection of the change in the fair value of certain sectors of the Company’s portfolio of mortgage servicing rights.

Loss on investment securities for the second quarter of 2010 was $71,000, all of which related to OTTI charges. In the second quarter of 2009, loss on investment securities was $750,000 which included OTTI charges of $875,000 and gain on the sale of securities of $125,000.

“Mortgage banking activity in the second quarter declined dramatically from the record highs set in 2009,” commented Small. “In 2009, we broke records that were in place from the refinancing boom of 2002 through 2004. In the second quarter of 2010 we generated $67.0 million in loans compared with $198.2 million in loans in the second quarter of 2009. Due to the lower rate environment, we recorded impairment on our previously recorded servicing rights.”

Non-Interest Expenses

Total non-interest expense decreased to $15.0 million, including $37,000 of acquisition charges, for the quarter ended June 30, 2010, a decrease from the $16.1 million of non-interest expense recognized in the 2009 second quarter. FDIC insurance expense decreased to $929,000 in the second quarter of 2010 from $1.5 million in the same period of 2009. The second quarter of 2009 included a special assessment of $904,000.

Compensation and benefits decreased to $6.6 million from $7.6 million in the second quarter of 2009. Other non-interest expense increased to $3.8 million in the second quarter of 2010 from $3.0 million in the second quarter of 2009. The period over period compensation and benefit expense reduction was offset partially by credit, collection and OREO-related costs, which increased $265,000 over the second quarter of 2009, and $346,000 of charges incurred this quarter related to the core system conversion scheduled for the fourth quarter of 2010.

Year-To-Date Results

For the six month period ended June 30, 2010, net interest income totaled $34.6 million, compared with $32.2 million in the first six months of 2009. Average interest-earning assets increased to $1.84 billion for the first half of 2010 compared to $1.80 billion for the first half of 2009. Net interest margin for the first six months of 2010 was 3.87%, up 21 basis points from the 3.66% margin reported in the six month period ended June 30, 2009.

The provision for loan losses for the first half of 2010 was $12.3 million, compared to $6.7 million recorded during the first six months of 2009.

Non-interest income for the first half of 2010 was $12.6 million compared to $15.2 million during the same period of 2009. Most of the non-interest income decrease was in mortgage banking, which decreased 58% to $2.8 million for the first six months of 2010 compared to $6.7 million in the first six months of 2009. Service fees and other charges were $6.6 million for the first half of 2010, compared to $6.4 million during the first half of 2009. The 2010 first half non-interest income was reduced by $141,000 of OTTI charges recognized for impaired investment securities compared with $1.5 million in the first half of 2009.

Non-interest expense decreased to $29.9 million for the first six months of 2010 from $31.1 million in 2009. Occupancy costs were $3.5 million in the first half of 2010 compared with $4.0 million in the first half of 2009. Credit, collection and OREO-related costs have increased $699,000 in the first six months of 2010 over the first six months of 2009. Year to date 2010 non-interest expense included the $37,000 of charges associated with the acquisition of a group medical benefits book of business and $417,000 related to the core system conversion that will take place later this year.

“These continue to be very challenging times in banking,” said Small. “We are confident in our ability to meet the challenges, and we are keeping a watchful eye on the federal government initiatives that are coming down the road. Regulation changes, stimulus package ramifications and special assessments by the FDIC will certainly have an impact on our operations in the future.”

Total Assets at $2.04 Billion

Total assets at June 30, 2010 were $2.04 billion, compared to $2.02 billion at June 30, 2009. Net loans receivable (excluding loans held for sale) were $1.53 billion at June 30, 2010 compared to $1.58 billion at June 30, 2009. Total cash and cash equivalents were $122.1 million at June 30, 2010 compared with $88.8 million at June 30, 2009, an increase of $33.3 million. Total deposits at June 30, 2010 were $1.58 billion compared to $1.55 billion at June 30, 2009, an increase of $27.4 million. Non-interest bearing deposits at June 30, 2010 were $190.1 million compared to $180.0 million at June 30, 2009. Total stockholders’ equity was $238.4 million at June 30, 2010 compared to $232.7 million at June 30, 2009. Also at June 30, 2010, goodwill and other intangible assets totaled $64.4 million compared to $64.2 million at June 30, 2009.

Conference Call

First Defiance Financial Corp. will host a conference call at 11 a.m. EDT on Tuesday, July 20, 2010, to discuss the company’s strategy and the second quarter results. The conference call may be accessed by calling 1-800-860-2442.

Internet access to the call is also available (in listen-only mode) at the following URL: http://www.talkpoint.com/viewer/starthere.asp?Pres=130999

The audio replay of the conference call Webcast will be available at www.fdef.com until Tuesday, August 3, 2010 at 9:00 a.m.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 33 full service branches and 45 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance & Investments specializes in property and casualty and group health and life insurance, with offices in Defiance, Bryan, Archbold and Bowling Green, Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell OREO properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. One or more of these factors have affected or could in the future affect the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Consolidated Balance Sheets

First Defiance Financial Corp.

(in thousands)	(Unaudited) June 30, 2010	December 31, 2009	June 30, 2009

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$33,528	$29,613	$31,606
Interest-bearing deposits	88,544	91,503	57,178

	122,072	121,116	88,784

Securities
Available-for sale, carried at fair value	159,131	137,458	133,009
Held-to-maturity, carried at amortized cost	1,836	1,920	831

	160,967	139,378	133,840

Loans	1,571,413	1,617,122	1,610,460
Allowance for loan losses	(38,852)	(36,547)	(25,840)

Loans, net	1,532,561	1,580,575	1,584,620
Loans held for sale	16,000	10,346	23,835
Mortgage servicing rights	8,720	8,958	8,919
Accrued interest receivable	6,973	6,851	7,023
Federal Home Loan Bank stock	21,376	21,376	21,376
Bank Owned Life Insurance	30,767	30,804	28,884
Office properties and equipment	42,378	43,597	46,835
Real estate and other assets held for sale	12,735	13,527	8,567
Goodwill	57,556	56,585	56,585
Core deposit and other intangibles	6,841	6,888	7,598
Deferred taxes	3,495	3,289	52
Other assets	16,215	14,233	6,645

Total Assets	$2,038,656	$2,057,523	$2,023,563

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$190,140	$189,132	$180,035
Interest-bearing deposits	1,390,380	1,391,094	1,373,109

Total deposits	1,580,520	1,580,226	1,553,144
Advances from Federal Home Loan Bank	126,906	146,927	146,947
Notes payable and other interest-bearing liabilities	44,702	48,398	40,284
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	379	665	389
Other liabilities	11,628	11,138	14,033

Total liabilities	1,800,218	1,823,437	1,790,880
Stockholders’ Equity
Preferred stock- including warrants and amortization of discount on preferred shares	37,000	37,000	37,000
Preferred stock discount	(625)	(707)	(789)
Common stock, net	127	127	127
Common stock warrant	878	878	878
Additional paid-in-capital	140,767	140,677	140,567
Accumulated other comprehensive loss	1,460	(158)	(1,813)
Retained earnings	131,459	128,900	129,344
Treasury stock, at cost	(72,628)	(72,631)	(72,631)

Total stockholders’ equity	238,438	234,086	232,683

Total liabilities and stockholders’ equity	$2,038,656	$2,057,523	$2,023,563

	—	—	—

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2010	2009	2010	2009
Interest Income:
Loans	$22,477	$23,086	$44,874	$46,463
Investment securities	1,569	1,474	3,021	2,966
Interest-bearing deposits	69	33	130	47
FHLB stock dividends	234	229	453	468

Total interest income	24,349	24,822	48,478	49,944
Interest Expense:
Deposits	5,126	6,859	10,524	14,042
FHLB advances and other	1,220	1,279	2,438	2,598
Subordinated debentures	327	369	650	795
Notes Payable	115	136	220	293

Total interest expense	6,788	8,643	13,832	17,728

Net interest income	17,561	16,179	34,646	32,216
Provision for loan losses	5,440	3,965	12,329	6,711

Net interest income after provision for loan losses	12,121	12,214	22,317	25,505
Non-interest Income:
Service fees and other charges	3,397	3,326	6,555	6,412
Mortgage banking income	985	3,983	2,792	6,697
Gain on sale of non-mortgage loans	50	45	87	100
Gain on securities	—	125	6	125
Impairment on securities	(71)	(875)	(141)	(1,547)
Insurance and investment sales commissions	1,309	1,293	2,417	2,816
Trust income	132	103	254	205
Income from Bank Owned Life Insurance	212	78	691	137
Other non-interest income	(223)	281	(103)	218

Total Non-interest Income	5,791	8,359	12,558	15,163
Non-interest Expense:
Compensation and benefits	6,589	7,585	13,047	14,950
Occupancy	1,701	1,924	3,529	4,041
FDIC insurance premium	929	1,497	1,975	2,064
State franchise tax	516	596	1,079	1,097
Data processing	1,174	1,176	2,370	2,230
Amortization of intangibles	345	355	782	746
One time acquisition related charges	37	—	37	—
Other non-interest expense	3,754	3,000	7,058	6,001

Total Non-interest Expense	15,045	16,133	29,877	31,129

Income before income taxes	2,867	4,440	4,998	9,539
Income taxes	808	1,539	1,432	3,230

Net Income	$2,059	$2,901	$3,566	$6,309

Dividends Accrued on Preferred Shares	(462)	(468)	(925)	(930)
Accretion on Preferred Shares	(42)	(40)	(82)	(78)

Net Income Applicable to Common Shares	$1,555	$2,393	$2,559	$5,301

Earnings per common share:
Basic	$0.19	$0.29	$0.32	$0.65
Diluted	$0.19	$0.29	$0.31	$0.65

Core operating earnings per common share*:
Basic	$0.19	$0.29	$0.32	$0.65
Diluted	$0.19	$0.29	$0.32	$0.65

Average Shares Outstanding:
Basic	8,118	8,117	8,118	8,117
Diluted	8,193	8,182	8,169	8,117

* - See Non-GAAP Disclosure Reconciliations

Financial Summary and Comparison

First Defiance Financial Corp.

	(Unaudited) Three Months Ended June 30,			(Unaudited) Six Months Ended June 30,
(dollars in thousands, except per share data)	2010	2009	% change	2010	2009	% change
Summary of Operations

Tax-equivalent interest income (1)	$24,655	$25,117	(1.8)	$49,082	$50,496	(2.8)
Interest expense	6,788	8,643	(21.5)	13,832	17,728	(22.0)
Tax-equivalent net interest income (1)	17,867	16,474	8.5	35,250	32,768	7.6
Provision for loan losses	5,440	3,965	37.2	12,329	6,711	83.7
Tax-equivalent NII after provision for loan loss (1)	12,427	12,509	(0.7)	22,921	26,057	(12.0)
Investment securities gains (losses)	(71)	(750)	(90.5)	(135)	(1,422)	(90.5)
Non-interest income (excluding securities gains/losses)	5,862	9,109	(35.6)	12,693	16,585	(23.5)
Non-interest expense	15,045	16,133	(6.7)	29,877	31,129	(4.0)
Income taxes	808	1,539	(47.5)	1,432	3,230	(55.7)
Net Income	2,059	2,901	(29.0)	3,566	6,309	(43.5)
Dividends Declared on Preferred Shares	(462)	(468)	(1.3)	(925)	(930)	(0.5)
Accretion on Preferred Shares	(42)	(40)	5.0	(82)	(78)	5.1
Net Income Applicable to Common Shares	1,555	2,393	(35.0)	2,559	5,301	(51.7)
Tax equivalent adjustment (1)	306	295	3.7	604	552	9.4
At Period End
Assets	2,038,656	2,023,563	0.7
Earning assets	1,858,300	1,846,689	0.6
Loans	1,571,413	1,610,460	(2.4)
Allowance for loan losses	38,852	25,840	50.4
Deposits	1,580,520	1,553,144	1.8
Stockholders’ equity	238,438	232,683	2.5
Average Balances
Assets	2,060,925	2,027,760	1.6	2,054,716	2,006,373	2.4
Earning assets	1,845,306	1,828,272	0.9	1,838,587	1,805,144	1.9
Deposits and interest-bearing liabilities	1,808,944	1,778,848	1.7	1,803,674	1,757,890	2.6
Loans	1,551,396	1,592,513	(2.6)	1,555,901	1,594,553	(2.4)
Deposits	1,597,820	1,552,533	2.9	1,586,979	1,533,295	3.5
Stockholders’ equity	237,076	231,397	2.5	236,283	230,748	2.4
Stockholders’ equity / assets	11.50%	11.41%	0.8	11.50%	11.50%	(0.0)
Per Common Share Data
Net Income
Basic	$0.19	$0.29	(34.5)	$0.32	$0.65	(50.8)
Diluted	0.19	0.29	(34.5)	0.31	0.65	(52.3)

Dividends	—	0.085	(100.0)	—	0.255	(100.0)
Market Value:
High	$14.85	$14.25	4.2	$14.85	$14.25	4.2
Low	8.53	6.10	39.8	8.53	3.76	126.9
Close	8.94	13.00	(31.2)	8.94	13.00	(31.2)
Book Value	24.78	24.10	2.8	24.78	24.10	2.8
Tangible Book Value	16.85	16.19	4.1	16.85	16.19	4.1
Shares outstanding, end of period (000)	8,118	8,118	—	8,118	8,118	—
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.89%	3.61%	7.7	3.87%	3.66%	5.8
Return on average assets -GAAP	0.40%	0.57%	(30.2)	0.35%	0.63%	(44.8)
Return on average equity- GAAP	3.48%	5.03%	(30.7)	3.04%	5.51%	(44.8)
Efficiency ratio (2) -GAAP	63.40%	63.06%	0.5	62.32%	63.07%	(1.2)
Effective tax rate	28.18%	34.66%	(18.7)	28.65%	33.86%	(15.4)
Dividend payout ratio (basic)	0.00%	29.31%	(100.0)	0.00%	39.23%	(100.0)

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

Non-GAAP Disclosure Reconciliations

First Defiance Financial Corp.

Management believes that the presentation of the non-GAAP financial measures in this release assists investors when comparing results period-to-period in a more meaningful and consistent manner and provides a better measure of results for First Defiance’s ongoing operations.

Core operating earnings are net income adjusted to exclude discontinued operations, merger, integration and restructuring expenses and the results of certain significant transactions not representative of ongoing operations.

Core Operating Earnings

	Three months ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per share data)	2010	2009	2010	2009
Net Income	$2,059	$2,901	$3,566	$6,309

Acquisition related charges	37	—	37	—
Tax effect	(13)	—	(13)	—

After-tax non-operating items	24	—	24	—

Core operating earnings	$2,083	$2,901	$3,590	$6,309

Acquisition related charges in 2010 reflect charges associated with the purchase of the group benefits business from Andres, O’Neil & Lowe.

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three months ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2010	2009	2010	2009

Gain from sale of mortgage loans	$1,212	$2,922	$2,376	$5,735
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	754	695	1,502	1,384
Amortization of mortgage servicing rights	(410)	(1,154)	(836)	(2,111)
Mortgage servicing rights valuation adjustments	(571)	1,520	(250)	1,689

	(227)	1,061	416	962

Total revenue from sale and servicing of mortgage loans	$985	$3,983	$2,792	$6,697

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended June 30,
	(dollars in thousands)
	2010			2009
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,551,396	$22,514	5.82%	$1,592,513	$23,116	5.82%
Securities	156,263	1,838	4.78%	130,663	1,739	5.26%
Interest Bearing Deposits	116,271	69	0.24%	83,720	33	0.16%
FHLB stock	21,376	234	4.39%	21,376	229	4.30%

Total interest-earning assets	1,845,306	24,655	5.36%	1,828,272	25,117	5.50%
Non-interest-earning assets	215,619			199,488

Total assets	$2,060,925			$2,027,760

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,404,202	$5,126	1.46%	$1,377,317	$6,859	2.00%
FHLB advances and other	126,910	1,220	3.86%	146,951	1,279	3.49%
Other Borrowings	47,986	115	0.96%	43,122	136	1.27%
Subordinated debentures	36,228	327	3.62%	36,242	369	4.08%

Total interest-bearing liabilities	1,615,326	6,788	1.69%	1,603,632	8,643	2.16%
Non-interest bearing deposits	193,618	—	—	175,216	—	—

Total including non-interest-bearing demand deposits	1,808,944	6,788	1.51%	1,778,848	8,643	1.95%
Other non-interest-bearing liabilities	14,905			17,515

Total liabilities	1,823,849			1,796,363
Stockholders’ equity	237,076			231,397

Total liabilities and stockholders’ equity	$2,060,925			$2,027,760

Net interest income; interest rate spread		$17,867	3.67%		$16,474	3.34%

Net interest margin (3)			3.89%			3.61%

Average interest-earning assets to average interest bearing liabilities			114%			114%

	Six Months Ended June 30,
	2010			2009
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,555,901	$44,950	5.83%	$1,594,553	$46,521	5.88%
Securities	148,955	3,549	4.86%	124,988	3,460	5.51%
Interest Bearing Deposits	112,355	130	0.23%	64,227	47	0.15%
FHLB stock	21,376	453	4.27%	21,376	468	4.42%

Total interest-earning assets	1,838,587	49,082	5.38%	1,805,144	50,496	5.61%
Non-interest-earning assets	216,129			201,229

Total assets	$2,054,716			$2,006,373

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,398,073	$10,524	1.52%	$1,362,747	$14,042	2.08%
FHLB advances and other	134,334	2,438	3.66%	147,021	2,598	3.56%
Other Borrowings	46,133	220	0.96%	41,327	293	1.43%
Subordinated debentures	36,228	650	3.62%	36,247	795	4.42%

Total interest-bearing liabilities	1,614,768	13,832	1.72%	1,587,342	17,728	2.25%
Non-interest bearing deposits	188,906	—	—	170,548	—	—

Total including non-interest-bearing demand deposits	1,803,674	13,832	1.55%	1,757,890	17,728	2.03%
Other non-interest-bearing liabilities	14,759			17,735

Total liabilities	1,818,433			1,775,625
Stockholders’ equity	236,283			230,748

Total liabilities and stockholders’ equity	$2,054,716			$2,006,373

Net interest income; interest rate spread		$35,250	3.66%		$32,768	3.36%

Net interest margin (3)			3.87%			3.66%

Average interest-earning assets to average interest bearing liabilities			114%			114%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2010	1st Qtr 2010	4th Qtr 2009	3rd Qtr 2009	2nd Qtr 2009
Summary of Operations
Tax-equivalent interest income (1)	$24,655	$24,427	$25,434	$25,796	$25,117
Interest expense	6,788	7,044	7,614	7,914	8,643
Tax-equivalent net interest income (1)	17,867	17,383	17,820	17,882	16,474
Provision for loan losses	5,440	6,889	8,470	8,051	3,965
Tax-equivalent NII after provision for loan losses (1)	12,427	10,494	9,350	9,831	12,509
Investment securities gains (losses)	(71)	(64)	(1,394)	(840)	(750)
Non-interest income (excluding securities gains/losses)	5,862	6,830	6,970	6,396	9,109
Non-interest expense	15,045	14,832	14,609	14,786	16,133
Income taxes	808	624	(525)	(37)	1,539
Net income	2,059	1,506	555	329	2,901
Dividends Declared on Preferred Shares	(462)	(463)	(447)	(473)	(468)
Accretion on Preferred Shares	(42)	(40)	(41)	(40)	(40)
Net Income Applicable to Common Shares	1,555	1,003	67	(184)	2,393
Tax equivalent adjustment (1)	306	298	287	309	295
At Period End
Total assets	$2,038,656	$2,058,775	$2,057,523	$2,018,598	$2,023,563
Earning assets	1,858,300	1,884,650	1,879,725	1,845,134	1,846,689
Loans	1,571,413	1,576,602	1,617,122	1,623,627	1,610,460
Allowance for loan losses	38,852	38,980	36,547	31,248	25,840
Deposits	1,580,520	1,599,584	1,580,226	1,543,085	1,553,144
Stockholders’ equity	238,438	235,655	234,086	234,529	232,683
Stockholders’ equity / assets	11.70%	11.45%	11.38%	11.62%	11.50%
Goodwill	57,556	56,585	56,585	56,585	56,585
Average Balances
Total assets	$2,060,925	$2,048,506	$2,058,219	$2,029,970	$2,027,760
Earning assets	1,845,306	1,831,867	1,852,401	1,826,400	1,828,272
Deposits and interest-bearing liabilities	1,808,944	1,798,408	1,805,090	1,778,223	1,778,848
Loans	1,551,396	1,560,405	1,600,265	1,613,529	1,592,513
Deposits	1,597,820	1,576,140	1,572,399	1,550,369	1,552,533
Stockholders’ equity	237,076	235,492	235,152	234,241	231,397
Stockholders’ equity / assets	11.50%	11.50%	11.43%	11.54%	11.41%
Per Common Share Data
Net Income:
Basic	$0.19	$0.12	$0.01	$(0.02)	$0.29
Diluted	0.19	0.12	0.01	(0.02)	0.29
Dividends	—	—	—	0.04	0.09
Market Value:
High	$14.85	$12.33	$18.93	$18.33	$14.25
Low	8.53	9.20	10.06	12.00	6.10
Close	8.94	10.12	11.29	14.91	13.00
Book Value	24.78	24.45	24.26	24.32	24.10
Shares outstanding, end of period (in thousands)	8,118	8,117	8,118	8,118	8,118
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.89%	3.85%	3.82%	3.88%	3.61%
Return on average assets	0.40%	0.30%	0.11%	0.06%	0.57%
Return on average equity	3.48%	2.59%	0.94%	0.56%	5.03%
Efficiency ratio (2)	63.40%	61.26%	58.93%	60.90%	63.06%
Effective tax rate	28.18%	29.30%	-1750.00%	-12.67%	34.66%
Common dividend payout ratio (basic)	0.00%	0.00%	0.00%	-200.00%	29.31%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2010	1st Qtr 2010	4th Qtr 2009	3rd Qtr 2009	2nd Qtr 2009
Loan Portfolio Composition
One to four family residential real estate	$217,603	$222,099	$227,592	$233,958	$238,000
Construction	43,333	46,369	48,625	53,605	44,670
Commercial real estate	790,521	797,449	806,890	802,434	768,636
Commercial	364,281	352,923	379,408	371,881	382,434
Consumer finance	28,961	31,718	34,105	36,416	38,074
Home equity and improvement	140,969	144,826	147,977	150,379	151,213

Total loans	1,585,668	1,595,384	1,644,597	1,648,673	1,623,027
Less:
Loans in process	13,283	17,794	26,494	23,957	11,602
Deferred loan origination fees	972	988	981	1,089	965
Allowance for loan loss	38,852	38,980	36,547	31,248	25,840

Net Loans	$1,532,561	$1,537,622	$1,580,575	$1,592,379	$1,584,620

Allowance for loan loss activity
Beginning allowance	38,980	36,547	$31,248	$25,840	$25,694
Provision for loan losses	5,440	6,889	8,470	8,051	3,965
Credit loss charge-offs:
One to four family residential real estate	1,135	326	884	744	505
Commercial real estate	1,243	3,191	1,912	1,152	2,066
Commercial	3,153	735	354	658	950
Consumer finance	16	25	75	39	83
Home equity and improvement	156	399	134	196	301

Total charge-offs	5,703	4,676	3,359	2,789	3,905
Total recoveries	135	220	188	146	86

Net charge-offs (recoveries)	5,568	4,456	3,171	2,643	3,819

Ending allowance	$38,852	$38,980	$36,547	$31,248	$25,840

Credit Quality
Non-accrual loans	$31,804	$33,567	$41,191	$35,490	$35,528
Restructured loans, accruing	8,918	7,023	6,715	4,574	4,845

Total non-performing loans (1)	40,722	40,590	47,906	40,064	40,373
Real estate owned (REO)	12,735	12,768	13,527	9,352	8,567

Total non-performing assets (2)	$53,457	$53,358	$61,433	$49,416	$48,940

Net charge-offs	5,568	4,456	3,171	2,643	3,819

Allowance for loan losses / loans	2.47%	2.47%	2.26%	1.92%	1.60%
Allowance for loan losses / non-performing assets	72.68%	73.05%	59.49%	63.23%	52.80%
Allowance for loan losses / non-performing loans	95.41%	96.03%	76.29%	78.00%	64.00%
Non-performing assets / loans plus REO	3.37%	3.36%	3.77%	3.03%	3.02%
Non-performing assets / total assets	2.62%	2.59%	2.99%	2.45%	2.42%
Net charge-offs / average loans (annualized)	1.44%	1.14%	0.79%	0.66%	0.96%

Deposit Balances
Non-interest-bearing demand deposits	$190,140	$187,231	$189,132	$174,145	$180,035
Interest-bearing demand deposits and money market	517,170	525,311	499,575	477,566	456,177
Savings deposits	140,473	138,364	130,156	132,333	135,821
Retail time deposits less than $100,000	527,421	539,313	550,172	544,957	568,595
Retail time deposits greater than $100,000	158,069	161,071	163,838	166,787	165,401
National/Brokered time deposits	47,247	48,294	47,353	47,297	47,115

Total deposits	$1,580,520	$1,599,584	$1,580,226	$1,543,085	$1,553,144

(1)	Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans	Troubled Debt Restructuring

June 30, 2010
One to four family residential real estate	$217,603	$202,472	$4,790	$6,457	$3,884
Construction	43,333	43,079	—	254	—
Commercial real estate	790,521	763,913	4,057	17,912	4,639
Commercial	364,281	356,500	508	6,898	375
Consumer finance	28,961	28,767	177	17	—
Home equity and improvement	140,969	139,219	1,464	266	20

Total loans	$1,585,668	$1,533,950	$10,996	$31,804	$8,918

March 31, 2010
One to four family residential real estate	$222,099	$207,733	$4,749	$6,572	$3,045
Construction	46,369	46,129	65	175	—
Commercial real estate	797,449	768,335	6,962	18,241	3,911
Commercial	352,923	338,513	6,866	7,498	46
Consumer finance	31,718	31,489	170	59	—
Home equity and improvement	144,826	142,598	1,185	1,022	21

Total loans	$1,595,384	$1,534,797	$19,997	$33,567	$7,023

December 31, 2009
One to four family residential real estate	$227,592	$215,209	$4,333	$5,349	$2,701
Construction	48,625	47,950	—	675	—
Commercial real estate	809,890	775,604	3,280	24,042	3,964
Commercial	379,408	367,592	1,151	10,615	50
Consumer finance	34,105	33,669	377	59	—
Home equity and improvement	147,977	145,481	2,045	451	—

Total loans	$1,647,597	$1,585,505	$11,186	$41,191	$6,715

June 30, 2009
One to four family residential real estate	$238,000	$223,846	$5,594	$5,541	$3,019
Construction	44,670	44,416	194	60	—
Commercial real estate	768,636	727,983	13,212	25,672	1,769
Commercial	382,434	375,007	3,781	3,589	57
Consumer finance	38,074	37,595	440	39	—
Home equity and improvement	151,213	147,975	2,611	627	—

Total loans	$1,623,027	$1,556,822	$25,832	$35,528	$4,845